Exhibit 21.1

Rexnord Holdings, Inc.

List of Subsidiaries

Name	Place of Incorporation
Chase Acquisition I, Inc.	Delaware
GBS Global, Inc.	Delaware
Rexnord LLC	Delaware
The Falk Service Corporation	Delaware
PT Components, Inc.	Delaware
RBS Acquisition Corporation	Delaware
RBS China Holdings, L.L.C.	Delaware
Rexnord Funding, LLC	Delaware
Rexnord Industries, LLC	Delaware
Rexnord International Inc.	Delaware
W.M. Berg Inc.	Delaware
Prager Incorporated	Louisiana
Falk Australia Pty Ltd.	Australia
Rexnord Australia Pty Ltd.	Australia
Rexnord NV	Belgium
Rexnord Correntes Ltda	Brazil
Rexnord do Brasil Industrial Ltda	Brazil
Falk Canada Inc.	Canada
Rexnord Canada Ltd.	Canada
Rexnord Chile Commercial Limitada	Chile
Changzhou Rexnord Transmission Co Ltd.	China
Falk Shanghai Co., Ltd.	China
Rexnord Conveyor Products (Wuxi) Co. Ltd.	China
Rexnord Hong Kong Holdings Ltd.	China
Shanghai Dalong Chains Works Co. Ltd.	China
Rexnord France Holdings SAS	France
MCC Deutschland Kette GmbH	Germany
Rexnord Germany Holdings GmbH	Germany
Rexnord Germany Operations GmbH	Germany
Rexnord GmbH	Germany
Rexnord Kette GmbH	Germany
Stephan GmbH	Germany
Hansen Italia Srl	Italy
Rexnord Italy Holdings Srl	Italy
Rexnord Marbett Srl	Italy
Rexnord Industrial SA de CV	Mexico
Rexnord SA de CV	Mexico
MCC Holding BV	Netherlands
Precision Moulding Components Nederland BV	Netherlands
Rexnord BV	Netherlands
Rexnord Finance BV	Netherlands
Rexnord FlatTop Europe BV	Netherlands
Rexnord Marbett International BV	Netherlands
Rexnord Netherlands Holdings BV	Netherlands
Rexnord South Africa Pty	South Africa
Stephan Drives Ltd.	UK
Falk de Venezuela, SA	Venezuela
Rexnord-Zurn Holdings, Inc.	Delaware
OEI, Inc.	Delaware

Name	Place of Incorporation
OEP, Inc.	Delaware
Krikles, Inc.	Delaware
Krikles Europe U.S.A. Inc.	Delaware
Krikles Canada U.S.A. Inc.	Delaware
Zurco, Inc.	Delaware
Zurn International, Inc.	Delaware
Zurn PEX, Inc.	Delaware
USI Atlantic Corp.	Delaware
Environmental Energy Company	California
HL Capital Corp.	California
Zurnacq of California, Inc.	California
Zurn Constructors, Inc.	California
Gary Concrete Products, Inc.	Georgia
Sanitary-Dash Manufacturing, Inc.	Connecticut
Zurn EPC Services, Inc.	Washington
Zurn Industries, LLC	Delaware
Zurn Industries Limited	Canada
Zurn Asia Holding Ltd.	Cayman Islands
Zurn Europe Limited	UK
Rexnord Flat Top Holdings B.V.	Netherlands
Rexnord Flat Top Italy Srl	Italy
GA Industries Holding, LLC	Delaware
GA Industries, LLC	Pennsylvania
Rodney Hunt Company, Inc.	Massachusetts

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